As filed with the Securities and Exchange Commission ion on November 9, 2012

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________

CRUMBS BAKE SHOP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1215274
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

110 West 40th Street, Suite 2100, New York, NY 10018

(Address of Principal Executive Offices)

Crumbs Bake Shop, Inc. Equity Incentive Plan

(Full Title of the Plan)

___________________________

Julian R. Geiger

President and Chief Executive Officer

110 West 40th Street, Suite 2100

New York, NY 10018

212-221-7105

(Name, Address and Telephone Number of Agent for Service)

___________________________

Copies to:

Andrew Bulgin, Esquire

Gordon Feinblatt LLC

The Garrett Building

233 East Redwood Street

Baltimore, Maryland 21202

(410) 576-4280

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CALCULATION OF REGISTRATION FEE
Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.0001 per share	700,000	$3.05	$2,135,000	$291.21
Common Stock, par value $.0001 per share	700,000(3)	(3)	(3)	(4)

(1)	This registration statement registers 700,000 additional shares of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. The registrant previously registered 338,295 shares of common stock on January 31, 2012 (File No. 333-179264) pursuant to the Crumbs Bake Shop, Inc. Equity Incentive Plan. An aggregate of 1,038,295 shares will be registered pursuant to this plan upon the effectiveness of this registration statement, plus an indeterminable number of additional shares that may become issuable by operation of the anti-dilution provisions of the plan.
(2)	Estimated solely for purposes of determining the registration fee. The proposed maximum aggregate offering price per share has been computed pursuant to Rule 457(h) based upon the average of the high and low prices of the shares as reported on The NASDAQ Capital Market on November 5, 2012.
(3)	Represents the same shares described in the line above, which may be resold by the holders thereof.
(4)	Pursuant to Rule 457(h)(3), no additional fee is payable since the shares, which may be offered for resale, are the same shares being registered hereby upon their initial issuance pursuant to the plan.

EXPLANATORY NOTE

This registration statement is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E of Form S-8 for the purpose of registering 700,000 additional shares of common stock, par value $0.0001 per share, of Crumbs Bake Shop, Inc., a Delaware corporation (the “Company”), reserved for issuance pursuant to awards to be granted under the Crumbs Bake Shop, Inc. Equity Incentive Plan (the “Plan”). A registration statement filed on Form S-8 relating to the Plan is currently effective. The Company has elected to rely upon General Instruction E to Form S-8, which permits the filing of an abbreviated registration statement for the registration of additional securities for an employee benefit plan for which an earlier S-8 registration is effective. Consequently, pursuant to General Instruction E to Form S-8, the contents of the registration statement on Form S-8, File No. 333-179264 (the “Original Registration Statement”), are incorporated by reference into this registration statement.

As originally adopted, the Plan reserved 338,295 shares of common stock for issuance. On June 14, 2012, the Company’s stockholders approved an amendment to the Plan increasing by 700,000 the number of shares issuable under the Plan, bringing the total number of shares issuable under the Plan to 1,038,295.

This registration statement on Form S-8 contains several parts. Immediately following Part I is a prospectus which has been prepared in accordance with General Instruction C.1 of Form S-8 (as the same may be supplemented from time to time, the “Reoffer Prospectus”). The Reoffer Prospectus will be used by control persons and affiliates of the Company to offer and sell the shares of Common Stock that they receive from time to time pursuant to awards granted under the Plan. The Reoffer Prospectus supersedes and replaces the reoffer prospectus that was contained in the Original Registration Statement. Immediately after the Reoffer Prospectus is the information required in the registration statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

CRUMBS BAKE SHOP, INC.

1,038,295 Shares of Common Stock, par value $0.0001 per Share

This prospectus is being used in connection with the offering from time to time by certain selling stockholders of Crumbs Bake Shop, Inc. or their successors in interest of shares of the common stock which may be acquired pursuant to the Company’s Equity Incentive Plan, as amended (the “Plan”).

The common stock may be sold from time to time by the selling stockholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on a stock exchange, in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The common stock may be sold from time to time, among other ways, by one or more brokers or dealers engaged by the selling stockholders. Brokers or dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with such sales. See “PLAN OF DISTRIBUTION” on page 15. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will not receive any of the proceeds from the sale of these shares, but we will receive proceeds to the extent that options to purchase common stock are issued and exercised. We have paid the expenses of preparing this prospectus and the registration statement on Form S-8 of which this prospectus forms a part.

The Company’s common stock is listed on the NASDAQ Capital Market under the symbol “CRMB”. On November 8, 2012, the closing price of the Company’s common stock on the NASDAQ Capital Market was $3.09 per share. You are urged to obtain current market quotations of our common stock.

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Investing in our securities involves certain risks. See “RISK FACTORS” beginning on page 5 of this prospectus.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 ___________________________

Our principal executive offices are located at 110 West 40th Street, Suite 2100, New York, New York 10018 and our telephone number is (212) 221-7105.

The date of this Prospectus is November 9, 2012

TABLE OF CONTENTS

About this Prospectus	1
A Warning About Forward-Looking Statements	1
Prospectus Summary	3
Where You Can Find More Information	4
Documents Incorporated by Reference	4
Risk Factors	5
Use of Proceeds	15
Selling Stockholders	15
Plan of Distribution	15
Experts	16
Legal Matters	16

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-8 that the Company filed with the Securities and Exchange Commission (the “Commission”) to permit the selling stockholders to offer and sell, from time to time in one or more offerings, the securities described in this prospectus.

The Company may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholders. The prospectus supplement may also add to, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, then you should rely on the information in the prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “WHERE YOU CAN FIND MORE INFORMATION” on page 4 for more information.

The Company has not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. The Company is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should carefully read this entire prospectus, especially the section entitled “RISK FACTORS” on page 5, before making a decision to invest in any of the securities. Before buying any of the securities, you should also carefully read the additional information contained under the headings “WHERE YOU CAN FIND MORE INFORMATION” on page 4 and “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” on page 4.

Unless otherwise mentioned or unless the context requires otherwise, references in this prospectus to the “Company” refer to Crumbs Bake Shop, Inc. and references in this prospectus to “we”, “our”, and “us” refer to the Company and its consolidated subsidiaries.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Such statements constitute “forward-looking information” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking statements are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words. You should be aware that those statements reflect only the Company’s predictions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind when reading this prospectus and not place undue reliance on these forward-looking statements. Factors that might cause such differences include, but are not limited to:

•	the ability to achieve and manage the growth of the Crumbs brand and operations, including expansion into new and within existing markets;
•	that any projections, including earnings, revenue, expenses, synergies, margins or any other financial items are not realized;
•	the anticipated benefits of the Merger (as described herein) with Crumbs may not be fully realized or may take longer to realize than expected;
•	the Company’s ability to maintain relationships with customers, employees, suppliers and lessors;
•	the loss of key personnel;
•	the Company’s ability to successfully implement new strategies;
•	the effects of geographic concentration and regional factors impacting local economies;
•	the competition for real estate and its ability to negotiate and renew leases;
•	a reduction in industry profit margin;
•	the effects of disruptions in its supply chain;
•	the effects of changing interpretations of generally accepted accounting principles;
•	the effects of changing legislation and regulatory environments;

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•	the Company’s ability to continue to meet the NASDAQ Capital Market continuing listing standards;
•	the general volatility of the market prices of its securities and general economic conditions;
•	the Company’s ability to continue to comply with government regulations; and
•	the Company’s exposure to operating hazards.

The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures that the Company makes on related subjects in the periodic and current reports that it files with the Commission. Also note that the Company provides cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to its businesses in its periodic and current reports to the Commission incorporated by reference herein and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause the Company’s actual results to differ materially from expected and historical results.

The Company notes these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

The following is only a summary of some of the information contained or incorporated by reference in this prospectus which the Company believes to be important to investors. The Company has selected highlights of material aspects of its business to be included in this summary. The Company urges you to read this entire prospectus, including the information incorporated by reference in this prospectus. Investing in the Company’s securities involves risks. Therefore, you should carefully consider the information provided under the heading “RISK FACTORS” on page 5.

Business

The Company is a Delaware corporation organized in October 2009 under the name 57th Street General Acquisition Corp. (“57th Street”). 57th Street was organized as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. On January 9, 2011, 57th Street, 57th Street Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of 57th Street (“Merger Sub”), Crumbs Holdings, LLC, a Delaware limited liability company (“Holdings”), the members of Holdings immediately prior to the consummation of the Merger (individually, a “Member” or, collectively, the “Members”) and the representatives of the Members and Holdings, entered into a Business Combination Agreement, amended on each of February 18, 2011, March 17, 2011 and April 7, 2011 (the “Business Combination Agreement”), pursuant to which Merger Sub merged with and into Holdings with Holdings surviving the Merger as a non-wholly owned subsidiary of the Company (the “Merger”). Following the Merger, in October 2011, 57th Street changed its name to Crumbs Bake Shop, Inc. to more accurately reflect the nature of its business.

The Company, through its consolidated subsidiary, Holdings, engages in the business of selling a wide variety of cupcakes, cakes, pies, cookies and other baked goods as well as hot and cold beverages under the trade name Crumbs Bake Shop. Cupcake sales have historically comprised the majority of our business. We believe that our baked goods appeal to a wide demographic of customers who span a broad range of socio-economic classes. We operate in urban, suburban, commercial, and residential markets. In addition to our street locations, we have stores in the transportation hubs of Union Station in Washington, D.C. and Newark Liberty International Airport in Newark, New Jersey. More recently, we have expanded into mall-based centers, such as Queens Center in Elmhurst, New York, Burlington Mall in Burlington, Massachusetts, Natick Mall in Natick, Massachusetts, and Roosevelt Field in Garden City, New York.

As of November 1, 2012, there were 55 Crumbs Bake Shop stores operating in seven states and Washington, D.C., including 22 stores in Manhattan, New York. Of the total stores, 16 were opened in 2011 and seven have been opened thus far in 2012. Our sales are primarily conducted through stores in New York, California, Illinois, Connecticut, New Jersey, Virginia, Washington, D.C and Massachusetts. A small percentage of baked goods sales are from our wholesale distribution business and catering services. Our e-commerce division at http://www.crumbs.com permits cupcakes to be shipped nationwide.

Our principal executive offices are located at 110 West 40th Street, Suite 2100, New York, New York 10018 and our telephone number is (212) 221-7105.

The Offering

Background

The Company filed a Registration Statement on Form S-8, of which this prospectus forms a part, with the Commission to register the sale from time to time of the securities held by the selling stockholders. See “SELLING STOCKHOLDERS” on page 15.

Securities Offered by the Selling Stockholders	Up to 1,038,295 shares of the Company’s common stock, par value $0.0001 per share.

Use of Proceeds	The Company will not receive any proceeds from the sales of the securities by the selling stockholders.
Market for Securities	The Common Stock is listed on The NASDAQ Capital Market under the symbol “CRMB”.

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WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a registration statement on Form S-8 with the Commission covering the securities that may be sold under this prospectus. This prospectus is only a part of that registration statement and does not contain all the information in the registration statement. Because this prospectus may not contain all the information that you may find important, you should review the full text of the registration statement, as amended from time to time, and the exhibits that are a part of the registration statement.

The Company is subject to the information requirements of the Exchange Act, which means that the Company is required to file annual reports, quarterly reports, current reports, proxy statements and other information with the Commission. You may read and copy any document that the Company files with the Commission at the Commission’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the Commission are also available to the public from the Commission’s Internet site at http://www.sec.gov. However, information found on, or otherwise accessible through, this Internet site is not incorporated into, and does not constitute a part of, this prospectus or any other document that the Company files or furnishes to the Commission. You should not rely on any of this information in deciding whether to purchase the securities.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

(i)          Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 30, 2012 (which includes certain information contained in the Company’s definitive proxy statement on Schedule 14A, as amended, for the 2012 Annual Meeting of Stockholders, filed on April 27, 2012, and incorporated therein by reference);

(ii)          Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 15, 2012;

(iii)         Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 14, 2012, as amended by Amendment No. 1 on Form 10-Q/A, filed on August 17, 2012;

(iv)         Current Report on Form 8-K, filed on January 20, 2012;

(v)          Current Report on Form 8-K, filed on January 23, 2012;

(vi)         Current Report on Form 8-K, filed on February 15, 2012;

(vii)        Current Report on Form 8-K, filed on June 19, 2012;

(viii)       Current Report on Form 8-K, filed on August 7, 2012;

(ix)         Current Report on Form 8-K, filed on October 11, 2012, as amended by Amendment No. 1 on Form 8-K/A, filed on October 23, 2012;

(x)           Current Report on Form 8-K, filed on November 6, 2012; and

(xi)          Description of the Company’s common stock which appears in the Company’s Registration Statement on Form 8-A filed on June 29, 2011, or any description of the common stock that appears in any prospectus forming a part of any subsequent registration statement of the Company or in any registration statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the registration statement to which this prospectus relates and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus. In no event, however, will any of the information that is “furnished” to the Commission from time to time by the Company in any Current Report on Form 8-K be incorporated by reference into, or otherwise be included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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The Company will promptly provide without charge to each person to whom this prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person. Written requests should be directed to: Crumbs Bake Shop, Inc., Corporate Secretary, P.O. Box 388, 147 Main Street, Preston, Maryland 21655. Telephone requests should be directed to the Corporate Secretary at (410) 673-1220.

RISK FACTORS

An investment in the securities covered by this prospectus involves certain risks. The significant risks and uncertainties related to the Company, its business and the securities covered by this prospectus of which the Company is aware are discussed below. You should carefully consider these risks and uncertainties before you decide to buy the securities. Any of these factors could materially and adversely affect the Company’s business, financial condition, operating results and prospects and could negatively impact the market price of the securities covered by this prospectus. If any of these risks materialize, you could lose all or part of your investment. Additional risks and uncertainties that the Company does not yet know of, or that the Company currently thinks are immaterial, may also impair the Company’s business operations and the market value of the securities covered by this prospectus. You should also consider the other information contained in and incorporated by reference in this prospectus, including the Company’s financial statements and the related notes, before deciding to purchase any securities. This prospectus also contains forward-looking statements that involve risks and uncertainties. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks discussed above.

Risks Related to an Investment in the Shares of Common Stock

The shares of common stock are not insured.

The shares of the Company’s common stock are not deposits and are not insured against loss by the Federal Deposit Insurance Corporation or any other governmental or private agency.

The shares of common stock are not heavily traded.

The shares of the Company’s common stock are listed on the NASDAQ Capital Market, but they are not heavily traded. Securities that are not heavily traded can be more volatile in price than securities trading in an active public market. Factors such as financial results, the introduction of new products and services by us or our competitors, and various factors affecting the industry generally may have a significant impact on the market price of the shares. Management cannot predict the extent to which an active public market for the shares of the Company’s common stock will develop or be sustained in the future. Accordingly, holders of the shares may not be able to sell them at the volumes, prices, or times that they desire.

The prices of the shares of common stock may be volatile, which could result in substantial losses for investors.

The stock markets in general have experienced extreme volatility over the last several years that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading prices of the Company’s common stock. The market prices of the shares may also fluctuate significantly in response to the following factors:

•	variations in our quarterly operating results;

•	changes in securities analysts’ estimates of our financial performance;

•	changes in market valuations of similar companies;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new products or product enhancements;

•	our loss of a major customer or supplier or our failure to complete significant transactions;

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•	additions or departures of key personnel; or

•	our failure to achieve the perceived benefits of the Merger as rapidly, or to the extent originally anticipated.

Many of these factors are beyond our control. These factors may materially and adversely affect the market price of the Company’s common stock, regardless of our operating performance. As a result, holders of shares of the Company’s common stock who wish to sell their shares may not be able to do so at prices that equal or exceed those at which the shares were originally purchased.

The Company is a holding company and relies on dividends, distributions, loans and other payments, advances and transfers of funds from Holdings to pay dividends, pay expenses and meet its other obligations.

The Company has no direct operations and no significant assets other than its ownership of all of Holdings’ New Crumbs Class A Voting Units (the “Class A Voting Units”). Because the Company conducts its operations through Holdings and its subsidiaries, the Company depends in large part on those entities for dividends, loans and other payments to generate the funds necessary to meet its financial obligations, including payments under the Tax Receivable Agreement (“Tax Receivable Agreement”) entered into by and among the Company and the Members in connection with the Merger, and its expenses as a publicly traded company, and to pay any dividends with respect to the Company’s common stock. Under the terms of Holdings’ Third Amended and Restated LLC Agreement (the “LLC Agreement”), which was also entered into in connection with the Merger, all proceeds of any securities issuance by the Company are, subject to certain exceptions, required to be contributed or otherwise provided to Holdings and, pursuant to an Exchange and Support Agreement among the Members, Holdings and the Company that was entered into in connection with the Merger, the Company is generally prohibited from conducting operations outside those activities related to its role as a publicly traded holding company owning the Class A Voting Units. In addition, the Company is generally required to reserve excess cash generated from tax distributions from Holdings for the purpose of providing additional working capital to Holdings. Legal and contractual restrictions in agreements governing future indebtedness of Holdings and its subsidiaries, as well as the financial condition and operating requirements of Holdings and its subsidiaries, may limit the Company’s ability to obtain cash from its subsidiaries. The earnings from, or other available assets of, Holdings may not be sufficient to make distributions or loans to enable the Company to pay any dividends on its common stock or satisfy its other financial obligations. The Company’s ability to pay cash dividends to holders of common stock, or satisfy its operating expenses and/or other financial obligations, may be limited by the terms of the LLC Agreement, which generally requires distributions by Holdings to be pro rata to all its members, including the Company and the holders of Holdings’ New Crumbs Class B Exchangeable Units (the “Class B Units”), except in the case of distributions for public company expenses.

These factors, coupled with the Company’s results of operations for the last two years, make it unlikely that the Company will pay dividends on its common stock in the foreseeable future. As a result, your only opportunity to achieve a return on your investment in shares of the Company’s common stock may be if the market price of the shares appreciates and you sell your shares at a profit.

Concentration of ownership of the Company may have the effect of delaying or preventing a change in control.

As of the date of this prospectus, without giving effect to any sales that may be made pursuant to this offering, our directors and executive officers beneficially own, in the aggregate, 36.1% of the outstanding voting power of the Company and our initial stockholder, 57th Street GAC Holdings, LLC, beneficially owns 5.7% of the outstanding voting power of the Company. Such persons, if acting together, have the ability to significantly influence all matters requiring stockholder approval, including the nomination and election of directors, the determination of the Company’s corporate and management policies and the determination of the outcome of significant corporate transaction such as mergers or acquisitions and asset sales. In addition, in the event that the Company’s common stock achieves trading prices of $17.50 per share for 20 out of 30 consecutive trading days in 2012 and/or $20 per share for 20 out of 30 consecutive trading days in 2012 or 2013 and/or the Company achieves adjusted EBITDA (as defined in the Business Combination Agreement) of $17.5 million, $25.0 million, and/or $30.0 million at particular points in time during the period beginning May 6, 2011 and ending on December 31, 2015 (such period referred to as the “Earnout Period”), then certain members of Holdings will be entitled to receive additional securities that will be exchangeable for up to 4,400,000 shares of the Company’s common stock (“Contingency Consideration”). During the Earnout Period, the holders (the “Series A Holders”) of the Company’s Series A Voting Preferred Stock (the “Series A Stock”), exclusively and as a separate class, are entitled to elect such number of directors substantially equivalent to a number of directors commensurate with the then-aggregate beneficial ownership of the Series A Holders (the “Commensurate Ownership”); provided, however, that, to the extent that the Commensurate Ownership would result in the ability of the Series A Holders to elect a fraction of a seat on the Board of Directors, the Series A Holders are permitted to “round-up” to the nearest whole-number the number of directors the Series A Holders could appoint to the Board of Directors such that the aggregate number of the directors the Series A Holders could elect would exceed the Commensurate Ownership of the Series A Holders, so long as such rounding-up would not result in the Series A Holders electing a majority of the Board of Directors. Some of our directors and executive officers are members of Holdings who may become entitled to receive such Contingency Securities. These concentrations of voting power and ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the Company’s common stock.

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The selling stockholders may choose to sell shares at prices below the current trading price.

The selling stockholders are not restricted as to the prices at which they may sell their shares of the Company’s common stock. Sales of these shares below the then-current market prices may adversely affect the market price of the Company’s common stock.

Holders of the shares of the Company’s common stock would experience substantial dilution in their investment as a result of subsequent exercises of outstanding warrants, exchanges of other outstanding securities and/or the issuance of additional shares of the Company’s common stock.

As of the date of this prospectus, there were outstanding warrants to purchase 5,456,300 shares of the Company’s common stock and 2,340,000 outstanding Class B Units that are exchangeable for shares of the Company’s common stock on a one-for-one basis. Pursuant to the arrangements under which the Contingency Securities were issued, Holdings could be required to issue up to an additional 4,400,000 Class B Units. The exercise of the warrants and/or the exchange of the Class B Units would result in the issuance of a significant number of new shares of common stock. In addition, the Company could issue a significant number of shares of common stock in connection with future acquisitions or financings or pursuant to the Company’s Equity Incentive Plan. Any of these issuances would dilute the Company’s existing stockholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares.

The existing members of Holdings will receive payments for certain tax benefits that the Company may claim arising in connection with the Merger and related transactions, and the amounts that the Company may pay could be significant.

In connection with the Merger, the Company entered into a Tax Receivable Agreement with the Members that provides for the payment by the Company to the Members of up to 75% of the benefits, if any, that the Company is deemed to realize as a result of (i) the payment of the Merger consideration other than the Class B Units, (ii) the exchange of Class B Units for shares of common stock, and (iii) certain other tax benefits in connection with the Merger and related transactions, including tax benefits attributable to payments under the Tax Receivable Agreement.

It is expected that the payments that the Company may make under the Tax Receivable Agreement will be substantial. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding Tax Receivable Agreement payments. There may be a material negative effect on the Company’s liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual benefits the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of the Company’s securities by the Members.

In certain cases, payments under the Tax Receivable Agreement to the members of Holdings may be accelerated and/or significantly exceed the actual benefits that the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, or if at any time the Company elects an early termination of the Tax Receivable Agreement, the Company’s (or its successor’s) obligations would be based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the potential tax benefits arising from the Merger and related transactions (including as a result of entering into the Tax Receivable Agreement). As a result, (i) the Company could be required to make payments under the Tax Receivable Agreement that are greater than or less than the specified percentage of the actual benefits it realizes in respect of the tax attributes subject to the Tax Receivable Agreement and (ii) if the Company elects to terminate the Tax Receivable Agreement early, it would be required to make an immediate payment equal to the present value of the anticipated future tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. In these situations, the Company’s obligations under the Tax Receivable Agreement could have a substantial negative impact on its liquidity. There can be no assurance that the Company will be able to finance its obligations under the Tax Receivable Agreement. Payments under the Tax Receivable Agreement will be based on the tax reporting positions determined by the Company. Although the Company is not aware of any issue that would cause the Internal Revenue Service to challenge its expected tax reporting positions, the Company will not be reimbursed for any payments previously made under the Tax Receivable Agreement. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of the benefits that the Company actually realizes.

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The Company’s common stock could be delisted from the NASDAQ Capital Market if the Company fails to comply with its continued listing standards.

The Company’s common stock is currently listed on the NASDAQ Capital Market. There can be no assurance that the Company will be able to maintain the listing of its common stock on this market. If the NASDAQ Capital Market delists the common stock from trading on its exchange for failure to meet the continued listing standards or timely regain compliance, then the Company and its stockholders could face material adverse consequences which include:

•	a limited availability of market quotations for the shares;

•	a determination that the Company common stock is a “penny stock”, which would require brokers trading in the common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the common stock;

•	a limited amount of analyst coverage; and/or

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The Company is subject to anti-takeover effects of certain charter and bylaw provisions and Delaware law, as well as its substantial insider ownership.

The Company has provisions in its Certificate of Incorporation and Bylaws that:

•	make it more difficult for a third party to acquire control of the Company, discourage a third party from attempting to acquire control of the Company;

•	enable the Company to issue preferred stock without a vote of stockholders or other stockholder action;

•	make it more difficult for stockholders to take certain corporate actions; and

•	may delay or prevent a change of control.

These and other provisions of the Company’s charter documents, certain provisions of Delaware law and the substantial insider ownership of the Company’s securities could delay or make more difficult certain types of transactions involving a change of control of the Company or its management. As a result, the market price of the Company’s common stock may be adversely affected.

Risks Related to Our Business and Industry

Our business could be materially and adversely affected if we are unable to achieve our growth strategy.

Our growth strategy depends on our ability to open new stores on a timely and profitable basis. We have experienced delays in store openings from time to time. We may experience delays in the future, and there can be no assurance that we will be able to achieve its expansion goals in the future. Any inability to implement our growth strategy could materially and adversely affect our business, financial condition, operating results or cash flows. Our ability to expand successfully will depend on a number of factors, some of which are beyond our control. We may also, from time to time, choose to alter our stated growth plans based on any or all of the following factors:

•	identification and availability of suitable store sites;

•	competition for prime real estate sites;

•	negotiation of favorable leases;

•	management of construction and development costs of new stores;

•	securing required governmental approvals and permits;

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•	recruitment of qualified operating personnel;

•	the availability of, and our ability to obtain, adequate suppliers of ingredients that meet its quality standards;

•	the impact of inclement weather, natural disasters and other calamities;

•	competition in new and existing markets; and

•	general economic conditions.

We have grown rapidly in recent years and we have limited operating experience at our current scale of operations; if we are unable to manage our operations at our current size or are unable to effectively manage any future growth, our brand image and financial performance may suffer.

Our ability to effectively manage our growth will require us to continue to enhance these systems, procedures and controls and to locate, hire, train and retain operating personnel.

We have expanded our operations rapidly in recent periods. If our operations continue to grow, then we will be required to continue to expand our organization, to upgrade our management information systems and other processes and to obtain more space for our expanding administrative support and other headquarter personnel. These systems and processes may not be adequate to support our expansion. In addition, we could experience difficulties in hiring, training and managing an increasing number of employees and/or difficulties in obtaining sufficient raw materials and baking capacity to produce our products. These difficulties could have a material adverse effect on our business, financial condition and operating results.

Additionally, our growth strategy and the substantial investment associated with the development of each new store may cause our operating results to fluctuate and be unpredictable and/or may adversely affect our profits. There can be no assurance that we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and on our existing infrastructure. If we are unable to effectively manage our growth, then our business and operating results could be materially and adversely impacted and future results will be unpredictable.

Our expansion into new markets may present increased risks due to our unfamiliarity with those areas.

Some of our new stores are planned for markets where we have little or no operating experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets. Consumers in a new market may not be familiar with the Crumbs brand, and we may need to build brand awareness in such market through greater investments in advertising and promotional activity than we originally planned. We may find it more difficult in new markets to hire, motivate and keep qualified employees. Stores opened in new markets may also have lower average store revenue than stores opened in existing markets, and may have higher construction, occupancy or operating costs than stores in existing markets. Further, we may have difficulty finding reliable commercial bakers, suppliers or distributors that can provide us, either initially or over time, with adequate supplies of ingredients meeting our quality standards. Revenue at stores opened in new markets may not reach expected revenue and profit levels, which could negatively impact overall profitability.

We have a limited operating history and may be unable to achieve or maintain profitability.

The first Crumbs Bake Shop store was opened in 2003. As of November 1, 2012, we were operating 55 stores, 12 of which had been open for less than one year. Accordingly, there is limited information with which to evaluate our business and prospects. As a result, forecasts of our future revenue, expenses and operating results may not be as accurate as they would be if we had a longer history of operations. We cannot predict whether we will be able to achieve or maintain revenue growth, profitability or positive cash flow in the future.

Stockholders should not rely on our historical average store sales because they may not be indicative of future results.

Our average store sales may not continue at the rates achieved over the past several years. A number of factors have historically affected, and may affect in the future, our average store sales, including:

•	introduction of new menu items;

•	initial sales performance by new stores and the impact of cannibalization;

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•	weather conditions;

•	competition;

•	consumer trends;

•	our ability to execute our business strategy effectively; and

•	general regional and national economic conditions.

Changes in our average store sales or our inability to increase our average unit sales could cause our operating results to vary adversely from expectations, which could adversely affect our results of operations. Changes in our average sales results may not meet the expectations of analysts or investors, which could cause the price of the Company’s common stock to fluctuate.

Our results may fluctuate and could fall below expectations of securities analysts and investors due to various factors beyond our control, resulting in a decline in the market prices of the Company’s securities.

Our quarterly and yearly results have varied in the past, and we believe that our quarterly operating results will vary in the future. Factors such as extreme weather conditions, labor availability and wages of store management and employees, infrastructure costs, changes in consumer preferences and discretionary spending, general economic conditions, commodity, energy, insurance or other operating costs may cause our quarterly results to fluctuate. For these reasons, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. Holders of the Company’s common stock should not rely upon our historical quarterly operating results as indications of future performance. Changes in our operating results, whether due to the foregoing factors or otherwise, could cause the market prices of the Company’s common stock to decline.

Our revenue and profit growth could be adversely affected if comparable store revenue is less than expected.

Maintaining comparable store revenue enables fixed costs to be spread over a consistent revenue base. We may not achieve comparable store revenue. If this were to happen, revenue and profit growth would be adversely affected.

Our store expansion strategy could cause sales in some of our existing stores to decline.

In accordance with our expansion strategy, we intend to open new stores, including in our existing markets. Because our customers typically represent customers from a relatively small radius around each of our stores, the sales performance and customer counts for stores near the area in which a new store opens may decline due to cannibalization, or competition between our closely-situated stores.

As we expand our store base, we may be unable to achieve the comparable store sales that we have experienced in the past, which could cause the Company’s stock price to decline.

As we expand our store base, we may not be able to achieve the levels of comparable store sales that we experienced prior to our expansion efforts. In addition, we may not be able to maintain our historic average sales as we expand within current markets or moves into new markets. If our future comparable store sales decline or fail to meet market expectations, then the price of the Company’s common stock could decline. In addition, the aggregate results of operations of our stores have fluctuated in the past and can be expected to continue to fluctuate in the future. A variety of factors affect comparable store sales, including, among others, consumer trends, competition, current economic conditions, pricing, inflation, changes in our product mix and the success of marketing programs. If we misjudge the market for our products, then we may acquire excess inventory for some of our products and underestimate opportunities for other products. These factors may cause our comparable store sales results in the future to differ materially from previous periods and our expectations, which could harm our results of operations and result in a decline in the price of the Company’s common stock.

We may face difficulties entering into new or modified arrangements with existing or new suppliers or new service providers.

As we expand our operations, we may have to seek new commercial bakers, suppliers and service providers or enter into new arrangements with existing ones, and we may encounter difficulties or be unable to negotiate pricing or other terms as favorable as those we currently enjoy. Our inability to enter into such new agreements on favorable terms may harm our business and operating results.

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The geographic concentration of our stores in the Northeast region of the United States subjects us to an increased risk of loss of revenue from facts affecting those areas.

As of November 1, 2012, we operated 43 of our 55 stores in the Northeast, of which 22 are located in Manhattan, New York. As a result, we are particularly susceptible to adverse trends, severe weather, competition and economic conditions in that area. In addition, given our geographic concentration, negative publicity regarding any of our stores could have a material adverse effect on our business and operations, as could other regional factors impacting the local economies in that market.

We are subject to all of the risks associated with leasing space subject to long-term non-cancelable leases and with respect to the real property.

We compete for real estate, and our inability to secure real estate in desirable locations or on favorable lease terms could impact our ability to grow. Our leases generally have initial terms of between 10 and 15 years, and generally can be extended in up to five-year increments (at increased rates) if at all. Additionally, in certain instances, there may be change in control provisions in the lease which put us at a competitive disadvantage when negotiating extensions or which require us to obtain landlord consent for certain transactions. All of our leases require a fixed annual rent, although some require the payment of additional rent if store revenue exceeds a negotiated amount. Our leases include ‘‘net’’ leases, which require us to pay a proportionate share of the cost of insurance, taxes, maintenance and utilities. We generally cannot cancel these leases. Some additional sites that we may lease are likely to be subject to similar long-term non-cancelable leases. If an existing or future store is not profitable and we decide to close a particular store, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, payment of the base rent for the balance of the lease term. In addition, as each of our leases expires, we may fail to negotiate renewals, either on commercially acceptable terms or at all, which could cause us to close stores in desirable locations. Current locations of our stores may become unattractive as demographic patterns change.

We may not be able to protect our intellectual property adequately, which could harm the value of our brand and adversely affect our business.

Our intellectual property is material to the conduct of our business. Our ability to implement our business plan successfully depends in part on our ability to build further brand recognition using our trademarks, service marks and other proprietary intellectual property, including our name and logos. Holdings has made a practice of registering its core trademarks in the United States. Holdings also has registered certain marks in the European Community and Japan; however, if Holdings’ efforts to protect its intellectual property are inadequate, or if any third party misappropriates or infringes on such intellectual property, then the value of our brands may be harmed, which could have a material adverse effect on our business and might prevent our brands from achieving or maintaining market acceptance. Although we have not encountered claims against us from prior users of intellectual property relating to our bake shop operations in areas where we operate or intend to conduct operations, there can be no assurances that we will not encounter such claims. Additionally, although we police third party uses of our brands, new infringing uses could occur, which could dilute the distinctive nature of our brands. Any claims against us, or unchecked use by third parties, could harm our image, brand or competitive position and cause us to incur significant penalties and costs.

We may need additional capital in the future, which may not be available on acceptable terms.

Our future capital needs will depend on various factors, such as market acceptance of our existing products and any new products that we develop, marketing and sales costs, our ability to reduce operating expenses, and the extent to which we implement our growth and business strategies. None of these factors can be predicted with any certainty. For the foreseeable future, we expect to rely on our cash reserves and cash flow from operations to fund our future operations. In the event that these sources of cash are not sufficient, however, we may need to raise additional capital. No assurance can be given that we will be able to obtain additional capital in the future or that such capital will be available to us on favorable terms. Our ability to obtain additional capital will be subject to a number of factors, including market conditions, our operating performance and investor sentiment, which may make the timing, amount, terms and conditions of additional capital transactions unattractive. If we are unable to raise additional capital at the times or in the amounts needed, then we might have to delay, scale back or abandon our plans, and our operations could consume our current liquidity resources.

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Our success depends substantially upon the continued retention of certain key personnel.

We believe that our success has been, and continues to be, dependent to a significant extent on the efforts and abilities of our senior management team. Certain members of management are currently employed on an ‘‘at-will’’ basis and may resign from employment at any time. Each of Julian R. Geiger, our President and Chief Executive Officer, Jason Bauer, our Senior Vice-President of Business Development, Mia Bauer, our Vice-President and Creative Director, and John D. Ireland, our Senior Vice-President and Chief Financial Officer, have entered into employment agreements with the Company and Holdings. Our inability to retain employees who are key to our success could adversely affect our future performance.

Our business is affected by changes in consumer preferences and discretionary spending.

Our success depends, in part, upon the popularity of our food products and our ability to develop new menu items that appeal to consumers. Shifts in consumer preferences away from our stores or our menu items, our inability to develop new menu items that appeal to consumers, or changes in our menu that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

Our success depends on our ability to compete with cupcake-specific bakeries, traditional bakeries and other food service businesses.

The industry in which we operate is intensely competitive and we compete with many well-established traditional bakeries, cupcake-specific bakeries and other companies providing baked goods and coffee, on the basis of taste, quality and price of products offered, customer service, atmosphere, location, convenience and overall customer experience. We also compete with certain quick-services restaurants, delicatessens, cafés, take-out food service companies, supermarkets and convenience stores that offer the same types of baked goods. Aggressive discounts by our competitors or the entrance of new competitors into our markets could reduce our sales and profit margins. We also compete with these competitors for desirable locations.

Many of our competitors or potential competitors have substantially greater financial and other resources than us, which may allow them to compete more effectively than us with respect to some or all of the factors set forth in the preceding paragraph. As our competitors expand their operations, we expect competition to intensify. In addition, other new or established companies may develop baked goods stores that operate with concepts similar to ours, including the sale of gourmet cupcakes. Competition also could cause us to modify or evolve our products, designs or strategies. If we do so, then we cannot guarantee that we will be successful in implementing the changes or that our profitability will not be negatively impacted by them.

We also compete with other employers in our markets for hourly workers and may be subject to higher labor costs. If we are unable to successfully compete in our markets, then we may be unable to sustain or increase our revenues and profitability.

We are dependent upon a small number of independent commercial bakeries for a significant amount of our menu items. The loss of a supplier, other disruptions to our supply chain, and/or our inability to predict demand could adversely affect our operating results.

We currently rely on, and have agreements with, four independent commercial bakeries for the manufacture and daily delivery of our baked goods products in the New York, Los Angeles, Chicago and Washington, D.C. area markets. Accordingly, we are particularly susceptible to risks related to these suppliers, including their continued ability to maintain sufficient production of baked goods, to produce baked goods that meet our quality standards, and the risk of delivery disruptions that could arise due to a number of factors including adverse weather, traffic conditions and mechanical issues related to their delivery trucks. Our dependence on frequent deliveries to our stores by regional distributors could cause shortages, supply interruptions and/or the need to quickly seek alternative suppliers at higher prices, all of which could adversely impact our operations. Additionally, because none of our stores bake the baked goods they sell, each of our stores is required to estimate and order sufficient inventory for each day. If stores are unable to predict the demand accurately, then our profitability and operating results may be adversely affected. There are many factors which could cause shortages or interruptions in the supply of our products, including weather, unanticipated demand, labor, production or distribution problems, quality issues and cost, and the financial health of our suppliers, most of which are beyond our control, and which could have an adverse effect on our business and results of operations.

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Our business could be adversely affected by increased labor costs or labor shortages.

Labor is a primary component in the cost of operating our business. We devote significant resources to recruiting and training our managers and hourly employees. Increased labor costs due to competition, increased minimum wage or employee benefits costs or otherwise, would adversely impact our operating expenses. In addition, our success depends on our ability to attract, motivate and retain qualified employees, including store managers and staff, to keep pace with our growth strategy. If we are unable to attract, motivate and retain qualified employees, then our results of operations may be adversely affected.

Fluctuations in various food and supply costs, including dairy, could adversely affect our operating results.

The prices of butter, flour, milk, sugar and eggs, which are the main ingredients in our baked goods, and coffee, may fluctuate. Supplies and prices of the various products that are used to prepare our baked goods or coffee can be affected by a variety of factors, such as weather, seasonal fluctuations, demand, politics and economics in the producing countries. An increase in pricing of any ingredient that is used in our baked goods could result in an adjustment to the compensation due to suppliers, and we may not be able to increase prices to cover increased costs which would have an adverse effect on our operating results and profitability.

We could become a party to litigation that could adversely affect us by distracting management, increasing our expenses or subjecting us to material money damages and other remedies.

We may be subject to the filing of complaints or lawsuits against us alleging that we are responsible for some illness or injury suffered at or after a visit to our stores, or alleging that we have problems with food quality or operations. We are also subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Claims may be expensive to defend and may divert time and money away from our operations and hurt its performance. A judgment in excess of our insurance coverage or our insurance carriers’ decision to deny or limit insurance coverage for any claims could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results of operations and profitability.

If we fail to comply with governmental laws or regulations or if these laws or regulations change, then our business could suffer.

In connection with the operation of our business, we are subject to extensive federal, state, local and foreign laws and regulations, including those related to:

•	building construction and zoning requirements;

•	nutritional content labeling and disclosure requirements;

•	management and protection of the personal data of our employees and customers;

•	environmental matters; and

•	sales tax.

Our stores are licensed and subject to regulation under federal, state and local laws, including business, health, fire and safety codes.

Various federal and state labor laws govern our operations and our relationship with our employees, including minimum wage, overtime, and accommodation and working conditions, benefits, citizenship requirements, insurance matters, workers’ compensation, disability laws such as the Federal Americans with Disabilities Act, child labor laws and anti-discrimination laws.

These labor laws are complex and vary from location to location, which complicates monitoring and compliance. As a result, regulatory risks are inherent in our operations. We may experience material difficulties or failures with respect to compliance with these labor laws in the future. Our failure to comply with these labor laws could result in required renovations to our facilities, litigation, fines, penalties, judgments or other sanctions including the temporary suspension of the operation of our stores or a delay in construction or opening of stores, any of which could adversely affect our business, operations and reputation.

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In recent years, there has been an increased legislative, regulatory and consumer focus at the federal, state and municipal levels on the food industry, including nutrition and advertising practices. For example, several states and individual municipalities, including New York City and the State of California, have adopted regulations requiring that certain restaurants include caloric or other nutritional information on their menu boards and on printed menus, which must be plainly visible to consumers at the point of ordering. Likewise, there have been several similar proposals on the national level. As a result, we may in the future become subject to other regulations in the area of nutrition disclosure or advertising, such as requirements to provide information about the nutritional content of our food, which could increase our expenses or slow customer flow.

The continuing challenging economic conditions could adversely affect our business and financial results and have a material adverse effect on our liquidity and capital resources.

Although it has been widely reported that the recent recession has officially ended and there are signs that conditions may be improving, there is no certainty that this trend will continue or that credit and financial markets and confidence in economic conditions will not deteriorate again. Our customers may make fewer discretionary purchases as a result of job losses, foreclosures, bankruptcies, reduced access to credit and falling home prices. Because a key point in our business strategy is maintaining our transaction count and margin growth, any significant decrease in customer traffic or average profit per transaction will negatively impact our financial performance as reduced revenue creates downward pressure on margins. Financial difficulties experienced by our suppliers could result in product delays or shortages. Additionally, it is unknown when the broader national economy will fully recover. An economy that fails to improve or that further deteriorates could have a material adverse effect on our liquidity and capital resources, including our ability to raise additional capital if needed, or the ability of our financial institutions to honor draws on our standby letters of credit, and could otherwise negatively impact our business and financial results.

We may incur costs resulting from security risks we may face in connection with our electronic processing and transmission of confidential customer information.

We use commercially available software and other technologies to provide security for processing and transmission of customer debit and credit card data. As of June 30, 2012, approximately 60.2% of our revenue is attributable to debit and credit card transactions. Our systems could be compromised in the future, which could result in the misappropriation of customer information or the disruption of systems. Either of those consequences could have a material adverse effect on our reputation and business or subject us to additional liabilities.

Our industry is affected by litigation and publicity concerning food quality, health and other issues, which can cause customers to avoid our products and result in liabilities.

Food service businesses, such as bakeries, can be adversely affected by litigation and complaints from customers or government authorities resulting from food quality, illness, injury or other health concerns or operating issues stemming from one store or a limited number of stores. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities if a lawsuit or claim results in a decision against us or litigation costs regardless of the result.

The Company will incur significant costs as a result of being a public company.

As a public company, the Company incurs significant legal, accounting and other expenses. The U.S. Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and related rules of the SEC regulate corporate governance practices of public companies. For example, under Section 404 of the Sarbanes-Oxley Act, the Company must document and test its disclosure and internal control procedures, and its management must periodically assess and report on the Company’s internal control over financial reporting. Furthermore, if the Company identifies any issues in complying with those requirements (for example, if the Company or its independent registered public accounting firm identifies a material weakness or significant deficiency in the Company’s internal control over financial reporting), then the Company could incur additional costs in rectifying those issues, and the existence of those issues could adversely affect the reputation or investor perceptions of the Company. In addition, the Company incurs additional expenses associated with its SEC reporting requirements. Compliance with these public company requirements can be costly and may require management to divert time and attention away from running the Company.

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USE OF PROCEEDS

The securities which may be sold pursuant to this prospectus will be sold for the respective accounts of each of the selling stockholders. Accordingly, the Company will not realize any proceeds from the sale of the securities, except that it will derive proceeds if options currently outstanding or hereafter granted are exercised. If exercised, such funds will be available to the Company for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the options will be exercised. All expenses of the registration of the securities have been paid for by the Company.

SELLING STOCKHOLDERS

The securities offered by this prospectus are being registered for reoffers and resales by the selling stockholders, who have acquired or may acquire the securities pursuant to awards granted under the Plan, and who may be deemed to be the Company’s “affiliates.” The term “affiliate” is defined under the Securities Act as “a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with” the Company.

The Company does not know the number of securities which will be offered for sale by selling stockholders under this prospectus. Executive officers, directors or others who may be deemed to be affiliates of the Company or who acquire securities under the Plan may be added to this prospectus as selling stockholders, and their number of securities to be sold may be increased or decreased, by the use of a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act. The selling stockholders may resell all, a portion or none of such securities from time to time.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “selling security holder” means and includes: (1) the persons identified above as the selling stockholders or other “eligible persons” as defined in the Plan; and (2) any of their donees, pledgees, distributees, transferees or other successors in interest who may (a) receive any of the securities offered hereby after the date of this prospectus and (b) the offer or sale of those securities hereunder.

The securities offered by this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such securities through underwriters, brokers, dealers, agents or other intermediaries. The distribution of the securities by the selling stockholders may be effected in one or more transactions that may take place on The NASDAQ Stock Market (or another exchange or quotation system where the securities may trade, such as the OTCBB) (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these securities on The NASDAQ Stock Market (or another exchange or quotation system where the securities may trade, such as the OTCBB); in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of the securities.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the securities or otherwise. In such transactions, broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell securities short and redeliver the securities to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the securities. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus.

The selling stockholders also may lend or pledge their securities to a broker-dealer. The broker-dealer may sell such securities or, upon a default, the broker-dealer may sell the pledged securities pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of the securities owned by the selling stockholders.

Although the securities covered by this prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling stockholders in any offering or distribution of the securities may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

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Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the securities offered hereby may not simultaneously engage in market making activities with respect to the securities for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

To comply with certain state securities or blue sky laws and regulations, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

The Company will bear all costs, expenses and fees in connection with the registration of the securities offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the securities offered pursuant to this prospectus.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

EXPERTS

The consolidated balance sheets as of December 31, 2011 and 2010, and the consolidated statements of operations, consolidated statements of changes in stockholders’ equity, and consolidated statements of cash flows for each of the two years in the period ended December 31, 2011, incorporated by reference into this prospectus, have been included herein in reliance on the report of Rothstein Kass, independent registered public accountants, given on the authority of that firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon for us by Gordon Feinblatt LLC, Baltimore, Maryland.

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No dealer, salesman or any other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus. The Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereoF.

		Crumbs Bake Shop, Inc. Up to 1,038,295 Shares of Common Stock PROSPECTUS November 9, 2012

TABLE OF CONTENTS
About this Prospectus.....................................................................	1
A Warning About Forward-Looking Statements...........................	1
Prospectus Summary......................................................................	3
Where You Can Find More Information........................................	4
Documents Incorporated by Reference..........................................	4
Risk Factors...................................................................................	5
Use of Proceeds..............................................................................	15
Selling Stockholders.......................................................................	15
Plan of Distribution........................................................................	15
Experts............................................................................................	16
Legal Matters.................................................................................	16

Crumbs Bake Shop, Inc. has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement under the Securities Act with respect to the Shares offered hereby. This Prospectus omits certain informa-tion contained in the Registration Statement. The information omitted may be obtained from the Securities and Exchange Commission upon payment of the regular charge THEREFOR.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by Crumbs Bake Shop, Inc. (the “Company”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are, as of their respective dates, hereby incorporated by reference in this registration statement:

(i)          Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 30, 2011 (which includes certain information contained in the Company’s definitive proxy statement on Schedule 14A, as amended, for the 2012 Annual Meeting of Stockholders, filed on April 27, 2012, and incorporated therein by reference);

(ii)         Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 15, 2012;

(iii)        Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 14, 2012, as amended by Amendment No. 1 on Form 10-Q/A, filed on August 17, 2012;

(iv)        Current Report on Form 8-K, filed on January 20, 2012;

(v)         Current Report on Form 8-K, filed on January 23, 2012;

(vi)        Current Report on Form 8-K, filed on February 15, 2012;

(vii)       Current Report on Form 8-K, filed on June 19, 2012;

(viii)      Current Report on Form 8-K, filed on August 7, 2012;

(ix)         Current Report on Form 8-K, filed on October 11, 2012, as amended by Amendment No. 1 on Form 8-K/A, filed on October 23, 2012;

(x)          Current Report on Form 8-K, filed on November 6, 2012; and

(xi)         Description of the Company’s common stock which appears in the Company’s Registration Statement on Form 8-A filed on June 29, 2011, or any description of the common stock that appears in any prospectus forming a part of any subsequent registration statement of the Company or in any registration statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the registration statement to which this prospectus relates and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus. In no event, however, will any of the information that is “furnished” to the Commission from time to time by the Company in any Current Report on Form 8-K be incorporated by reference into, or otherwise be included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Company will promptly provide without charge to each person to whom this prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person. Written requests should be directed to: Crumbs Bake Shop, Inc., Corporate Secretary, P.O. Box 388, 145 Main Street, Preston, Maryland 21655. Telephone requests should be directed to the Corporate Secretary at (410) 673-1220.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s Third Amended and Restated Certificate of Incorporation, as corrected, provides that all of its directors, officers, employees and agents will be entitled to be indemnified by the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”).

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

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(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

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(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of the Company’s Third Amended and Restated Certificate of Incorporation, as corrected, provides:

The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Effective October 25, 2011, the Company amended its Bylaws (i) to provide that the scope of indemnity provided by the Company is limited to the Company’s officers and directors; (ii) expand the scope of indemnity to former directors or officers and clarify the procedures pursuant to which the board of directors, or a committee of disinterested directors, as the case may be, determine that indemnification is proper; (iii) to require the Company to pay expenses incurred by a director or officer in their defense of certain actions in a timely manner and in advance of a final disposition of such action, subject to an affirmative determination by a majority of the disinterested directors then in office that we have the financial wherewithal to make such payment; (iv) to clarify that the indemnification of directors and officers provided by our Bylaws is not exclusive, and to state the Company policy to indemnify covered directors and officers to the fullest extent permitted by law; and (v) to provide that the Company may, to the extent authorized by the board of directors, provide indemnification rights and advance expenses to our employees and agents similar to those provided to directors and officers.

On November 14, 2011, the Company and Crumbs Holdings, LLC (“Holdings”) entered into an employment agreement with Julian R. Geiger as its President and Chief Executive Officer, which also provides that the Company and Holdings will, to the fullest extent permitted by the laws of Delaware, indemnify Mr. Geiger from, and provide to him a right of contribution for and against any loss or action arising out of the discharging of his duties under the agreement unless due to his willful misconduct or conviction of a fraud, felony or crime of moral turpitude in accordance with the terms and conditions of an Indemnification Agreement entered into as of November 14, 2011, by and among the Company, Holdings and Julian R. Geiger.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

The exhibits filed or furnished with this registration statement are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)          Not applicable.

(5)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)          Not required.

(h)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of November, 2012.

CRUMBS BAKE SHOP, INC.

By:	/s/ Julian R. Geiger
Julian R. Geiger
President and Chief Executive Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julian R. Geiger and John D. Ireland, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date indicated below.

Signature	Title	Date

/s/ Edwin H. Lewis	Chairman of the Board	November 9, 2012
Edwin H. Lewis

/s/ Julian R. Geiger	President and Chief Executive Officer (Principal Executive Officer) and Director	November 9, 2012
Julian R. Geiger

/s/ Jason Bauer	Senior Vice President of Business Development and Director	November 9, 2012
Jason Bauer

/s/ John D. Ireland	Senior Vice President-Finance, Chief Financial Officer	November 9, 2012
John D. Ireland	(Principal Financial and Accounting Officer) and Treasurer

/s/ Stephen Z. Fass	Director	November 9, 2012
Stephen Z. Fass

/s/ Mark D. Klein	Director	November 9, 2012
Mark D. Klein

/s/ Frederick G. Kraegel	Director	November 9, 2012
Frederick G. Kraegel

/s/ Leonard A. Potter	Director	November 9, 2012
Leonard A. Potter

/s/ Jeffrey D. Roseman	Director	November 9, 2012
Jeffrey D. Roseman

Director
Kirk A. Rose

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Exhibit Index

Exhibit

Number	Description of Exhibits

4	Crumbs Bake Shop, Inc. Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the registrant’s definitive proxy statement filed with the Commission on April 27, 2012).

5	Opinion of Gordon Feinblatt LLC as to legality of shares of Common Stock to be issued (filed herewith).

23.1	Consent of Gordon Feinblatt LLC (included in their opinion in Exhibit 5).

23.2	Consent of Rothstein Kass, independent registered public accounting firm (filed herewith).

24.1	Powers of Attorney (included with the signatures to this Registration Statement on Form S-8).

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